EXHIBIT (e)(9)

Form of
Distribution Agreement
Exhibit A
Pacific Select Fund

Portfolio
Blue Chip Portfolio	Multi-Strategy Portfolio
Aggressive Growth Portfolio	Main Street Core Portfolio
Diversified Research Portfolio	Emerging Markets Portfolio
Short Duration Bond Portfolio	Inflation Managed Portfolio
I-Net Tollkeeper Portfolio	Managed Bond Portfolio
Financial Services Portfolio	Small-Cap Value Portfolio
Health Sciences Portfolio	Money Market Portfolio
Technology Portfolio	High Yield Bond Portfolio
Growth LT Portfolio	Equity Income Portfolio
Focused 30 Portfolio	Equity Portfolio
Mid-Cap Value Portfolio	Aggressive Equity Portfolio
International Value Portfolio	Large-Cap Value Portfolio
Capital Opportunities Portfolio	Comstock Portfolio (formerly Strategic Value Portfolio)
International Large-Cap Portfolio	Real Estate Portfolio
Equity Index Portfolio	Mid-Cap Growth Portfolio
Small-Cap Index Portfolio

Effective May 1, 2004, agreed to and accepted by:

PACIFIC SELECT FUND

By:		Attest:

Name:	Thomas C. Sutton	Name:	Audrey L. Milfs
Title:	Chairman of the Board and Trustee	Title:	Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By:		Attest:

Name:	Gerald W. Robinson	Name:	Diane N. Ledger
Title:	Chairman and CEO	Title:	Vice President

By:		Attest:

Name:	Audrey L. Milfs	Name:	Diane N. Ledger
Title:	Secretary	Title:	Vice President